UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2023
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Transitions

On July 27, 2023, John J. Flynn stepped down from his position as Chairman of the Board of Directors (the “Board”) of Open Lending Corporation (the “Company”), and Jessica Snyder was appointed Chairman of the Board. Mr. Flynn will remain a non-employee member of the Board.

In connection with her appointment as Chairman of the Board, Ms. Snyder stepped down from her position as chair of the Audit Committee of the Board (the “Audit Committee”), and Eric A. Feldstein was appointed chair of the Audit Committee. Ms. Snyder will remain a member of the Audit Committee.

Innovation and Development Committee

On July 27, 2023, the Board established an Innovation and Development Committee, the primary purposes of which will be to facilitate streamlined collaboration with management on its proposed growth initiatives for the Company and enable a smooth transition of the Chairman role from Mr. Flynn to Ms. Snyder. The Board has appointed Mr. Flynn, Blair J. Greenberg and Thomas K. Hegge as members and Ms. Snyder as chair of the Innovation and Development Committee.

Chairman Compensation

On July 27, 2023, the Board approved the following compensation for Ms. Snyder and in respect of her expanded role on the Board: (i) a time-based restricted stock unit award with a grant date value of $100,000 for serving as Chairman of the Board, (ii) a time-based restricted stock unit award with a grant date value of $125,000 for serving as chair of the Innovation and Development Committee, (iii) an additional cash retainer of $50,000 for serving as Chairman of the Board and (iv) an additional annual cash retainer of $150,000 for serving as chair of the Innovation and Development Committee.

First Amendment to Flynn Transition Services Agreement

On July 27, 2023, the Board approved, and the Company and Mr. Flynn entered into, an amendment (the “First Amendment”) to Mr. Flynn’s Transition Services Agreement, which the Company filed as Exhibit 10.2 to its Current Report on Form 8-K on October 6, 2022 (the “Transition Services Agreement”). The First Amendment extends the term of the consulting period under the Transition Services Agreement from October 7, 2022 to December 31, 2024. Except as expressly amended by the First Amendment, the terms of the Transition Services Agreement remain in full force and effect. The foregoing description of the First Amendment is qualified in its entirety by reference to the text of the First Amendment, which is attached hereto as Exhibit 10.1, and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

10.1	First Amendment to Transition Services Agreement by and between the Company and John J. Flynn, dated July 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer
Date: August 2, 2023

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